Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, April 25, 2018

Retail Opportunity Investments Corp. Reports
2018 First Quarter Results
San Diego, CA, April 25, 2018 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2018.
HIGHLIGHTS
▪$10.7 million of net income attributable to common stockholders ($0.09 per diluted share)
▪$37.0 million of Funds From Operations(1) ($0.30 per diluted share)
▪97.4% portfolio lease rate at March 31, 2018 (15th consecutive quarter at or above 97%)
▪424,342 square feet of leases executed (record first quarter activity)
▪21.6% increase in same-space comparative cash rents on new leases (8.3% on renewals)
▪2.4% increase in same-center cash net operating income (1Q’18 vs. 1Q’17)
▪$19.0 million grocery-anchored shopping center acquired
▪$10.1 million mortgage retired (93.6% of portfolio GLA unencumbered at March 31, 2018)
▪$0.1950 per share quarterly cash dividend paid
__________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “As 2018 gets fully underway, we are off to another solid start. Demand for space from a broad and growing number of retailers continues to accelerate across our portfolio, as evidenced by our record, first quarter leasing activity. Additionally, we again achieved a portfolio lease rate above 97%, as well as strong, same-space rent increases, averaging 21.6% on new leases executed during the first quarter.” Along with the strong demand from new retailers seeking space at our shopping centers, an increasing number of our existing, necessity-based tenants are proactively seeking to renew their leases well ahead of schedule, which is indicative of the long-term appeal of our properties and fundamental strength of our core West Coast markets.” Tanz concluded, “Given our performance to date, we are on track thus far to meet our previously stated guidance of achieving FFO between $1.16 and $1.20 per diluted share for 2018.”
FINANCIAL SUMMARY
For the three months ended March 31, 2018, GAAP net income attributable to common stockholders was $10.7 million, or $0.09 per diluted share, as compared to GAAP net income attributable to common stockholders of $10.2 million, or $0.09 per diluted share, for the three months ended March 31, 2017. FFO for the first quarter of 2018 was $37.0 million, or $0.30 per diluted share, as compared to $34.3 million in FFO, or $0.28 per diluted share for the first quarter of 2017. Included in GAAP net income and FFO for the first quarter of 2018 was $2.2 million of lease settlement income received in connection with a property currently lined up to be sold that is slated for new, multi-family development. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At March 31, 2018, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.5 billion of principal debt outstanding, equating to a 40.8% debt-to-total market capitalization ratio. ROIC’s principal debt outstanding was comprised of $96.0 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $159.5 million outstanding on its unsecured revolving credit facility at March 31, 2018. During the first quarter, ROIC retired a $10.1 million mortgage. ROIC’s interest coverage for the first quarter was 3.4 times and 93.6% of its portfolio was unencumbered at March 31, 2018 (based on gross leasable area).
ACQUISITION SUMMARY
Stadium Center
In February 2018, ROIC acquired Stadium Center for $19.0 million. The shopping center is approximately 49,000 square feet and is anchored by Thriftway Supermarket. The property is located in Tacoma, Washington, within the Seattle metropolitan area, and is currently 100% leased.
King City Plaza
ROIC has a binding contract to acquire King City Plaza for $15.6 million. The shopping center is approximately 63,000 square feet and is anchored by Grocery Outlet Supermarket and McCann’s Pharmacy. The property is located in King City, Oregon, within the Portland metropolitan area, and is currently 100% leased.
PROPERTY OPERATIONS SUMMARY
At March 31, 2018, ROIC’s portfolio was 97.4% leased. For the first quarter of 2018, same-center net operating income (NOI) was $42.9 million, as compared to $41.8 million in same-center NOI for the first quarter of 2017, representing a 2.4% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the first quarter of 2018, ROIC executed 94 leases, totaling 424,342 square feet, including 26 new leases, totaling 85,346 square feet, achieving a 21.6% increase in same-space comparative base rent, and 68 renewed leases, totaling 338,996 square feet, achieving an 8.3% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On March 29, 2018, ROIC distributed a $0.1950 per share cash dividend. On April 25, 2018, ROIC’s board of directors declared a cash dividend of $0.1950 per share, payable on June 28, 2018 to stockholders of record on June 14, 2018.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, April 26, 2018 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 7872779. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on April 26, 2018 and will be available until 11:59 p.m. Eastern Time on May 3, 2018. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 7872779. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of March 31, 2018, ROIC owned 91 shopping centers encompassing approximately 10.5 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2018 (unaudited)	December 31, 2017
ASSETS
Real Estate Investments:
Land	$896,573	$878,797
Building and improvements	2,238,793	2,230,600
	3,135,366	3,109,397
Less: accumulated depreciation	275,708	260,115
Real Estate Investments, net	2,859,658	2,849,282
Cash and cash equivalents	13,012	11,553
Restricted cash	1,998	5,412
Tenant and other receivables, net	43,560	43,257
Deposits	500	500
Acquired lease intangible assets, net	81,262	82,778
Prepaid expenses	2,941	2,853
Deferred charges, net	37,151	37,167
Other	9,641	6,396
Total assets	$3,049,723	$3,039,198

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,879	$298,816
Credit facility	156,544	140,329
Senior Notes	940,422	940,086
Mortgage notes payable	98,201	107,915
Acquired lease intangible liabilities, net	177,212	178,984
Accounts payable and accrued expenses	30,607	18,638
Tenants’ security deposits	6,919	6,771
Other liabilities	18,508	18,018
Total liabilities	1,727,292	1,709,557

Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 112,721,459 and 112,347,451 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	11	11
Additional paid-in capital	1,413,887	1,412,590
Dividends in excess of earnings	(221,841)	(210,490)
Accumulated other comprehensive income	5,664	1,856
Total Retail Opportunity Investments Corp. stockholders’ equity	1,197,721	1,203,967
Non-controlling interests	124,710	125,674
Total equity	1,322,431	1,329,641
Total liabilities and equity	$3,049,723	$3,039,198

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues
Base rents	$55,377	$51,479
Recoveries from tenants	16,161	13,668
Other income	2,857	753
Total revenues	74,395	65,900

Operating expenses
Property operating	10,478	9,300
Property taxes	7,819	7,068
Depreciation and amortization	25,217	23,058
General and administrative expenses	3,531	3,499
Other expense	69	49
Total operating expenses	47,114	42,974

Operating income	27,281	22,926
Non-operating expenses
Interest expense and other finance expenses	(15,457)	(11,675)
Net income	11,824	11,251
Net income attributable to non-controlling interests	(1,122)	(1,081)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,702	$10,170

Earnings per share – basic and diluted	$0.09	$0.09

Dividends per common share	$0.1950	$0.1875

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
Net income attributable to ROIC	$10,702	$10,170
Plus: Depreciation and amortization	25,217	23,058
Funds from operations – basic	35,919	33,228
Net income attributable to non-controlling interests	1,122	1,081
Funds from operations – diluted	$37,041	$34,309

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2018	2017	$ Change	% Change
Number of shopping centers included in same-center analysis	79	79
Same-center occupancy	97.5%	97.5%		0%

Revenues:
Base rents	$44,470	$43,561	$909	2.1%
Percentage rent	84	116	(32)	(27.6)%
Recoveries from tenants	14,180	13,620	560	4.1%
Other property income	425	758	(333)	(43.9)%
Total Revenues	59,159	58,055	1,104	1.9%
Operating Expenses
Property operating expenses	9,428	8,792	636	7.2%
Bad debt expense	88	488	(400)	(82.0)%
Property taxes	6,791	6,932	(141)	(2.0)%
Total Operating Expenses	16,307	16,212	95	0.6%
Same-Center Cash Net Operating Income	$42,852	$41,843	$1,009	2.4%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
GAAP operating income	$27,281	$22,926
Depreciation and amortization	25,217	23,058
General and administrative expenses	3,531	3,499
Other expense	69	49
Property revenues and other expenses (1)	(5,509)	(6,889)
Total Company cash NOI	50,589	42,643
Non same-center cash NOI	(7,737)	(800)
Same-center cash NOI	$42,852	$41,843

____________________

(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net